Exhibit 3.268
BYLAWS
OF
PHC-LAKEWOOD, INC.
     1. Annual Meeting of the Shareholders. The annual meeting of shareholders for the election of directors and such other purposes as may be set forth in the notice of meeting shall be held at the time and place, within or outside the State of Louisiana, fixed by the board of directors.
     2. Special Meetings of the Shareholders. Special meetings of the shareholders may be held at any place within or outside the State of Louisiana upon call of the board of directors, the chairman of the board of directors, if any, the president, or the holders of at least ten percent of the issued and outstanding shares of capital stock entitled to vote. Notice of special meetings requested by any shareholder or shareholders shall be held at such time as the secretary may fix, but not less than fifteen nor more than sixty days after the receipt of said request. If the secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so.
     3. Transfer of Stock. The capital stock of the Corporation shall be transferred on the books of the Corporation by surrender of properly endorsed certificates therefor by the holders thereof or their duly authorized attorneys-in-fact. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the secretary. The person in whose name stock stands on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
     4. Directors. The business of the Corporation shall be managed by a board of directors consisting of not less than two nor more than seven members, such number of directors within such range to be fixed by action of the board of directors. The range of size for the board may be increased or decreased by the shareholders. Vacancies in the board of directors, whether resulting from an increase in the number of directors, the removal of directors for or without cause, or otherwise, may be filled by a vote of a majority of the directors then in office, although less than a quorum. Directors may be removed for or without cause by the shareholders.
     5. Meetings of the Board of Directors. Regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting (a) at the location of the annual meeting of shareholders immediately after the meeting in each year and (b) at such times and at such places within or outside the State of Louisiana as shall be fixed by the board of directors. Special meetings of the board of directors may be held at any place within or outside the State of Louisiana upon call of the chairman of the board of directors, if any, the president or a majority of the directors then in office, which call shall set forth the date, time and place of meeting and, if required by law, the purpose of the meeting. Written, oral, or any other mode of notice of the date, time and place of meeting shall be given for special meetings in sufficient time, which need not exceed two days in advance, for the convenient assembly of the directors. A majority of the number of directors of the Corporation then in office, but in no event less than one-third of the number of directors the Corporation would have if there were no vacancies in the board of directors, shall constitute a quorum, and the vote of a majority of the directors present at the time of the vote, if a quorum is present, shall be the act of the board of directors.
     6. Officers. The board of directors shall elect a president, secretary, treasurer and such other officers as it may deem appropriate. The president, secretary, and any other officer so appointed by the board of directors are authorized to execute certificates representing shares of the Corporation’s capital stock. Persons may hold more than one office except that no person may serve as both president and secretary and no person holding more than one office may sign in more than one capacity, any certificate or other instrument required by law to be signed by two officers. Officers shall have the authority and responsibilities given them by the board of directors, and each officer shall hold office until his successor is elected and qualified, unless a different term is specified by the board of directors.
     7. Committees. By resolution adopted by the greater of (i) a majority of the directors of the Corporation then in office when the action is taken or (ii) the number of directors required by the Articles of Incorporation or bylaws to take action, the directors may designate from among their number one or more directors to constitute an executive committee and other committees, each of which, to the extent permitted by law, shall have the authority granted it by the board of directors.
     8. Amendment of Bylaws. The bylaws of the Corporation may be amended or repealed, and additional bylaws may be adopted, by action of the board of directors or of the shareholders, but any bylaws adopted by the shareholders may be amended or repealed only by the shareholders.

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